SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2007

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Host Hotels & Resorts, Inc. announced on October 29, 2007 that Christopher J. Nassetta, President and Chief Executive Officer, has tendered his resignation as President and Chief Executive Officer to become President and Chief Executive Officer of Hilton Hotels Corporation. Mr. Nassetta will remain employed by the Company until the end of November to assist in the transition of duties to the new chief executive officer.

The Company also announced that the Board of Directors has appointed W. Edward Walter, age 52, as President and Chief Executive Officer effective today. Mr. Walter joined our Company in 1996 as Senior Vice President for Acquisitions and was elected Treasurer in 1998, Executive Vice President in 2000, Chief Operating Officer in 2001 and Chief Financial Officer in 2003.

A press release on this subject was issued on October 29, 2007 and is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable

(c) Not applicable.

(d) Exhibits

99.1 Press Release, dated October 29, 2007

Exhibit No.	Description
99.1	Press Release, dated October 29, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: October 29, 2007	By:	/S/ Elizabeth A. Abdoo
	Name:	Elizabeth A. Abdoo
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 29, 2007